UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2007

HOKU SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-51458	99-0351487
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1075 Opakapaka Street Kapolei, Hawaii		96707
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (808) 682-7800
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment of Supply Agreement with Sanyo Electric Co., Ltd.

On January 17, 2007 Hoku Scientific, Inc. and Sanyo Electric Co., Ltd., or Sanyo, entered into a Supply Agreement for the sale and delivery of polysilicon. On May 26, 2007, the parties amended the Supply Agreement and Sanyo granted us a three month extension to complete our financing for the construction of our planned polysilicon production plant in Pocatello, Idaho, or the Plant. Sanyo may terminate the Supply Agreement if, on or before October 17, 2007, we have not raised $100 million in gross aggregate proceeds from long-term bank debt, the issuance of equity securities, or polysilicon customer prepayments, or any combination thereof, to procure the Plant. The Supply Agreement had previously required us to obtain financing within six months of the date of the Supply Agreement, which was January 17, 2007, and did not specify the aggregate proceeds to be raised. The material terms of the Supply Agreement are described in our Current Report on Form 8-K, dated January 17, 2007 and filed on January 22, 2007.

Amendment No. 1 to Supply Agreement will be filed with our Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

Amendment of Contract with GEC Graeber Engineering Consultants GmbH and MSA Apparatus Construction for Chemical Equipment Ltd.

On January 21, 2007 Hoku Scientific, Inc., GEC Graeber Engineering Consultants GmbH, or GEC, and MSA Apparatus Construction for Chemical Equipment Ltd., or MSA, entered into a contract for the purchase and sale of hydrogen reduction reactors, or the Contract. On May 29, 2007, the parties amended the Contract and GEC and MSA granted us a two-month extension to open an irrevocable letter of credit. We are required to open an irrevocable letter of credit on or before September 17, 2007, in the amount of 65% of the purchase price for reactors capable of producing 2,000 metric tons of polysilicon per year, which is approximately 13.6 million Euros. The Contract had previously required us to deliver the letter of credit within six months of the date of the Contract, which was January 21, 2007. The material terms of the Contract are described in our Current Report on Form 8-K, dated January 21, 2007 and filed on January 22, 2007.

Amendment No. 1 to Contract will be filed with our Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Payment of Initial Deposit under Contract with GEC Graeber Engineering Consultants GmbH and MSA Apparatus Construction for Chemical Equipment Ltd.

On May 29, 2007 Hoku Materials, Inc., a wholly-owned subsidiary of Hoku Scientific, borrowed $4.2 million against a $13 million credit facility with Bank of Hawaii, or the Credit Agreement, to pay the initial deposit of 15% under the Contract with GEC and MSA for hydrogen reduction reactors capable of producing 2,000 metric tons of polysilicon per year. The payment of this initial deposit begins the 15-month delivery deadline for equipment capable of producing 1,500 metric tons of polysilicon per year, with the equipment for an additional 500 metric tons per year being delivered within three months after the first delivery.

The material terms of the Credit Agreement are described in our Current Report on Form 8-K dated March 23, 2007, and filed on March 29, 2007 and are incorporated herein by reference. The Credit Agreement and associated Pledge and Security Agreement are filed as Exhibits 10.39 and 10.40, respectively, to our Current Report on Form 8-K, dated March 23, 2007 and filed on March 29, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 30, 2007

Hoku Scientific, Inc.
By:	/s/ Dustin Shindo
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer